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Exhibit 32.1

Certifications by the President and Chief Executive Officer and Senior Vice President and Chief Financial Officer of Registrant pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Each of the undersigned hereby certifies, in his capacity as an officer of Quidel Corporation, a Delaware corporation (the "Company"), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

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  the Company's Annual Report on Form 10-K for the period ended December 31, 2003, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

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  the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2004

/s/ S. WAYNE KAY S. Wayne Kay President and Chief Executive Officer (Principal Executive Officer) and Director
/s/ PAUL E. LANDERS Paul E. Landers Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial Officer and Accounting Officer)

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Certifications by the President and Chief Executive Officer and Senior Vice President and Chief Financial Officer of Registrant pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.